UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2018

CITRIX SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27084	75-2275152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2018, each of Godfrey R. Sullivan and Graham V. Smith decided not to stand for re-election as a director of Citrix Systems, Inc. (the “Company”) at the 2018 annual meeting of the Company’s stockholders (the “2018 Annual Meeting”). Mr. Sullivan and Mr. Smith each advised the Company that the decision to not stand for re-election did not involve any disagreement with the Company. Mr. Sullivan and Mr. Smith will continue to serve as directors until the 2018 Annual Meeting.

On April 18, 2018, the Company’s Board of Directors (the “Board”) appointed Nanci E. Caldwell to succeed Mr. Sullivan as lead independent director, effective immediately. Ms. Caldwell will also serve as chairperson of the Nominating and Corporate Governance Committee of the Board and Mr. Peter J. Sacripanti will serve as chairman of the Compensation Committee of the Board, each effective immediately following the 2018 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: April 18, 2018	By:	/s/ Antonio G. Gomes

	Name:	Antonio G. Gomes
	Title:	Senior Vice President and General Counsel